DEUTSCHE GLOBAL HIGH INCOME FUND

N-Sar May 1, 2017 - October 31, 2017



Security Purchased	Cusip 	"Purchase/
Trade Date"	 Size (Shr) of Offering 	Offering Price
of Shares	Total ($) Amt of Offering	 Amt of
shares Purch by Fund 	% of Offering Purchased by
Fund	% of Funds Total Assets	Brokers
AK Steel Corp	001546AV2	8/2/2017
	$100.0	$280,000,000	$2,580,000	0.92%
	BCLY, BMO, CITI, CS, DB, GS
Allison Transmission Inc	019736AE7	9/21/2017
	$100.0	$400,000,000	$725,478	0.18%
	BAML, BCLY, BMO, CITI, DB, GS, JPM
Staples Inc	03939PAA2	8/15/2017
	$100.0	$1,000,000,000	$723,188	0.07%
	CITI, CS, DB, GS, KKR, ML
Ashtead Capital Inc	045054AD5	8/2/2017
	$100.0	$600,000,000	$400,000	0.07%
	BCLY, CITI, DB, HSBC, JPM, LLOYDS, ML
Ashtead Capital Inc	045054AF0	8/2/2017
	$100.0	$600,000,000	$440,000	0.07%
	BCLY, CITI, DB, HSBC, JPM, LLOYDS, ML
Beazer Homes USA Inc	07556QBQ7	9/25/2017
	$100.0	$400,000,000	$595,893	0.15%
	CS, DB, GS
CCO Holdings LLC / CCO Holdings Capital Corp
	1248EPBX0	8/3/2017		$100.0
	$1,500,000,000	$1,140,000	0.08%
	CITI, CS, DB, GS, ML, UBS, WELLS
CRC Escrow Issuer LLC / CRC Finco Inc	12652AAA1
	9/29/2017		$100.0	$1,700,000,000
	$1,653,609	0.10%		BCLY, CITI, CS,
DB, GS, JPM, ML, MS
Genesis Energy LP / Genesis Energy Finance Corp
	37185LAJ1	8/7/2017		$100.0
	$550,000,000	$2,112,667	0.38%
	BMO, BNP, CAPITAL, CITI, DB, ML
Jonah Energy LLC / Jonah Energy Finance Corp
	47987LAA9	9/28/2017		$100.0
	$600,000,000	$685,000	0.11%
	BCLY, BMO, CITI, DB, ML, WELLS
MGM Growth Properties Operating Partnership LP /
MGP Finance Co-Issuer	55303XAD7	9/7/2017
	$100.0	$350,000,000	$770,000	0.22%
	BAML, BCLY, CITI, DB, JPM, MS
Steel Dynamics Inc	858119BG4	9/6/2017
	$100.0	$350,000,000	$885,000	0.25%
	BAML, DB, GS, JPM, MS
TTM Technologies Inc	87305RAH2	9/15/2017
	$100.0	$375,000,000	$1,107,294	0.30%
	BCLY, JPM, DB, SUNTRST
Tesla Inc	88160RAE1	8/11/2017
	$100.0	$1,800,000,000	$3,925,000	0.22%
	BAML, BCLY, CITI, DB, GS, MS, RBC
TriMas Corp	896215AG5	9/13/2017
	$100.0	$300,000,000	$200,233	0.07%
	BAML, DB, JPM, WELLS
United Rentals North America Inc	911365BG8
	7/28/2017		$100.0	$925,000,000
	$2,509,871	0.27%		BCLY, CITI, DB,
JPM, ML, MS
Valvoline Inc	92047WAA9	8/3/2017
	$100.0	$400,000,000	$445,000	0.11%
	BAML, CITI, DB, GS, JPM, MS, SCOTIA
Nidda Healthcare Holding GmbH	ACI0XY3B7
	9/22/2017		$100.0	$735,000,000
	$900,000	0.12%		BLCY, CITI, DB
London, JPM, SOC GEN
Nidda BondCo GmbH	ACI0XY1S2	9/22/2017
	$100.0	$340,000,000	$600,000	0.18%
	BLCY, CITI, DB London, JPM, SOC GEN
TARGA RESOURCES PARTNERS LP/TARGA
	87612BBF8	10/10/2017		100.38
	$504,101,664	$502,073	0.10%
	CITI, DB, ML, MUFG, RBC, WELLS, BBVA, Capital
One, Credit Suisse, PNC, TD, BB&T, Citizens Capital
Markets, CBA, ING, Scotia Capital, US Bancorp
TARGA RESOURCES PARTNERS LP/TARGA
	87612BBF8	10/10/2017		100.00
	$504,101,664	$1,440,000	0.29%
	CITI, DB, ML, MUFG, RBC, WELLS, BBVA, Capital
One, Credit Suisse, PNC, TD, BB&T, Citizens Capital
Markets, CBA, ING, Scotia Capital, US Bancorp
UPC HOLDING BV	90320LAG2	10/13/2017
	100.00	$505,890,592	$4,590,000	0.91%
	CITI, Credit Suisse, DB, GS, HSBC, JPM, Scotia
Capital, Societe Generale
EUROCAR DRIVE D.A.C.	XS1706202758	10/18/2017
	100.00	$506,712,160	$750,000	0.15%
	BAML,BNP,CREDIT,DBAGLONDON,HSBC,LLOYDS
EC FINANCE PLC	XS1703900594	10/18/2017
	100.00	$508,647,744	$690,000	0.14%
	BNP,CM,CREDIT
AGRICOLE,DBAGLONDON,GS,HSBC BANK,ING, SOCIETE
WIND ACQUISITION HOLDINGS FINANCE
	BDW3MCV54	10/24/2017		100.00
	$508,568,096	$2,348,762	0.46%
	BAML
WIND TRE SPA	973147AD3	10/24/2017
	100.00	$506,096,960	$2,345,000	0.46%
	Banca IMI, BAML, Barclays, BNP, CITI, Credit
Agricole, Credit Suisse, DB, GS, HSBC, ING, JPM,
Mediobanca, Mizuho, MUFG, Natixis, Nomura, SMBC,
Societe Generale, UniCredit Bank AG
"DEUTSCHE MULTISECTOR INCOME FUND
(form. DEUTSCHE UNCONSTRAINED INCOME FUND)"


N-Sar May 1, 2017 - October 31, 2017



Security Purchased	Cusip 	"Purchase/
Trade Date"	 Size (Shr) of Offering 	Offering Price
of Shares	Total ($) Amt of Offering	 Amt of
shares Purch by Fund 	% of Offering Purchased by
Fund	% of Funds Total Assets	Brokers	Purchased
From
Reckitt Benckiser Treasury Services PLC	75625QAD1
	6/21/2017		$99.89	$7,750,000,000
	$464,498	0.01%		BAML, CITI, DB,
HSBC, JPM	BANK OF AMERICA NA
Reckitt Benckiser Treasury Services PLC	75625QAE9
	6/21/2017		$99.70	$7,750,000,000
	$767,690	0.01%		BAML, CITI, DB,
HSBC, JPM	BANK OF AMERICA NA
AT&T Inc	00206REM0	7/27/2017
	$99.83	$22,500,000,000	$474,178
	0.00%		BBVA, CS, DB, GS, JPM, ML,
MIZS	JPMORGAN SECURITIES INC
AT&T Inc	00206REP3	7/27/2017
	$99.78	$22,500,000,000	$518,851
	0.00%		BBVA, CS, DB, GS, JPM, ML,
MIZS	JPMORGAN SECURITIES INC
BAT Capital Corp	05526DBA2	8/8/2017
	$100.0	$17,250,000,000	$785,000
	0.00%		BCLY, CITI, DB, HSBC, ML, MIZS
	HONGKONG AND SHANGHAI BANKING
VEREIT Operating Partnership LP	92340LAC3
	8/8/2017		$99.33	$600,000,000
	$605,913	0.10%		BAML, BCLY,
CAPITAL, CITI, DB, JPM, USBI	JPMORGAN SECURITIES
INC

DEUTSCHE FIXED INCOME OPPORTUNITIES FUND


N-Sar May 1, 2017 - October 31, 2017



Security Purchased	Cusip 	"Purchase/
Trade Date"	 Size (Shr) of Offering 	Offering Price
of Shares	Total ($) Amt of Offering	 Amt of
shares Purch by Fund 	% of Offering Purchased by
Fund	% of Funds Total Assets	Brokers	Purchased
From
AmeriCredit Automobile Receivables Trust 2017-3
	03065HAF5	8/8/2017		$99.97
	$1,200,060,000	$999,743	0.08%
	DB, MS, RBC, WELLS	WELLS FARGO
SECURITIES LLC